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                                                                   EXHIBIT 10.36

                           DATE 12th December 1996





                       (1)     HOME SHOPPING NETWORK INC.

                       (2)     JUPITER SHOP CHANNEL CO;.LTD





               ---------------------------------------------
                  SERVICES AND TRADEMARK LICENCE AGREEMENT
               ---------------------------------------------




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THIS SERVICES AND TRADEMARK LICENCE AGREEMENT is made the 12th day of December
1996.

BETWEEN:-

(1) HOME SHOPPING NETWORK INC. a company incorporated in the State of Delaware United States of America whose principal place of business is at 2501 118th Avenue North, St. Petersburg, Florida 33716, USA ("HSN").

(2) JUPITER SHOP CHANNEL CO;.LTD a company incorporated in Japan whose principal place of business is at Tokyo Opera City Tower 35F, 20-2 3-chome, NishiShinjuku, Shinjuku-ku, Tokyo 163-14 Japan ("the Company").

WHEREAS:-

(1)      HSN owns thirty per cent (30%) of the Shares.

(2) HSN has agreed to provide the Services and support to the Company as provided in this Agreement.

NOW IT IS HEREBY AGREED as follows:-

1.       DEFINITIONS

         In this Agreement and the recitals hereto the following words and expressions shall save as otherwise specifically provided have the following meanings:

         "APPLICABLE LAW": with respect to a Party, any domestic or foreign, federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgement, decree or other requirement of any Governmental Authority applicable to such Party or its properties, business or assets;

         "BUSINESS": the Business as defined in the Shareholders Agreement;

         "FEES": those fees as referred to in Clause 4;

         "HSN PRIVATE LABEL TRADEMARK": the trademarks for which registration applications have been or may in the future be filed and/or for which common law rights have been or may in the future be established through use belonging to HSN or any of its subsidiaries which relate solely to HSN's private label products with the exception of those relating to HSN's private label products with the brand label "Essence of Time";

         "HSN TRADEMARKS": the trademarks (including Home Shopping, Home Shopping Network and The Home Shopping Network) registered or for which applications have been or may in the future be filed and/or for which common law rights have been or may in the future be established through use belonging to HSN excluding the HSN Private Label Trademarks;

         "PARTY" or "PARTIES": a party or the parties to this Agreement;




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         "SERVICES": the services to be provided by HSN to the Company as set out in Clause 2;

         "SHAREHOLDER": a holder of Shares;

         "SHAREHOLDERS AGREEMENT":  the Shareholders Agreement dated
                                                                     --------
         and made between Jupiter Programming Co., Ltd(l), HSN(2) and the Company(3);

         "SHARES": ordinary shares of the Company;

         "TERRITORY": the country of Japan;

         "TRADEMARKS": the HSN Trademarks and the HSN Private Label Trademarks together.

2.       HSN SERVICES

         HSN shall provide the Services for the duration of this Agreement (including any renewal of it whether in full or on some other basis) exclusively to the Company in the Territory as follows:

2.1      HSN shall at all times (and at no cost to the Company):

         2.1.1 provide to the Company photos or samples of products as and when available;

         2.1.2 inform the Company of on-going marketing trends identified in its customers by item by season and by general market segments;

         2.1.3 provide to the Company either at HSN's principal place of business or in a manner as may be agreed between HSN and the Company lists of its best selling products, and the following information with respect to those products:

                 (a) product description, specifications and background information;

                 (b)       selling price(s) and product cost;

                 (c)       time of day airings;

                 (d)       frequency of airings;

                 (e)       return rates;

                 (f)       quantities of the products sold;

                 (g) whether the product attracted new buyers or repeat buyers;

                 (h)       sales of units per minute; and

                 (i)       gross profit per minute.




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2.2      HSN will use all reasonable endeavours to:

         2.2.1 obtain for the Company access to all HSN products (including obtaining product rights for the Territory when HSN purchases new products from its various vendors).

         2.2.2 provide that the Company shall have access to the lesser of 15% of an item's SKUs or 500 units per SKU of HSN's inventory, HSN will provide such merchandise at HSN's cost for the particular product. HSN and the Company expect that products that are subject to check fallout will also be available for allocation to the Company.

2.3 Without prejudice to HSN's obligations hereunder, the Company will be permitted to have one of its employees located at HSN to help with the flow of information and communication between HSN and the Company.
         The Company will take reasonable steps to ensure that the information is kept confidential and that persons with access to such information will be limited.

2.4 HSN and the Company will work together to minimize, wherever possible, shipping costs to the Territory. The Company will undertake its own quality control in the Territory unless HSN does on site inspections at the point of shipment or has already performed this function. HSN will be reimbursed for any reasonable incremental costs that it may properly incur for quality control inspections on behalf of the Company.

2.5 HSN will use all reasonable endeavours to encourage its vendors to offer identical pricing and terms to the Company to those that HSN receives and to assist the Company in refining and/or altering products to meet the marketing needs of the Territory.

2.6 Any products that are identified for liquidation by HSN will be made available by HSN to the Company at HSN's liquidation value.

2.7 For all products that HSN is buying for its own purposes, all contacts with vendors should be through HSN. HSN will use all reasonable endeavours (having regard to the circumstances) to ensure that the vendors provide the Company with similar quantities, prices, product information, and specifications to those that are made available to HSN. HSN and the Company will use their mutual discretion in addressing unusual issues.

2.8 HSN will use all reasonable endeavours to ensure that products requested to be tested and aired by the Company will receive a fair airing on HSN in the hours between 10 a.m. and midnight. HSN will air for the Company a minimum of five products per month that the Company identifies it wants aired. In addition, products in excess of five items per month may be aired by HSN based on the desirability of the product from HSN's perspective. Any product of the Company to be aired must reasonably satisfy basic standard HSN product requirements (for example quality assurance approval, regulatory compliance).

2.9 HSN will allow the Company to broadcast 3-hour remote programs from the HSN campus twice per year at times requested by the Company. HSN will determine




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         whether the program should be simultaneously broadcast on one or more of HSN's programming services. The Company will reimburse HSN for any reasonable incremental costs that HSN may properly incur in respect of this broadcast.

2.10     With regard to HSN employees:

         (a) The Company shall remains HSN for its reasonable out of pocket expenses (e.g., travel, hotel, food) incurred in coming to the Territory in connection with the Services so long as they have been approved by the Company before they are incurred;

         (b) HSN will provide full time two HSN employees dedicated to the Company at no cost to Company. Such employees may be hired specifically for these positions, subject to the approval of Company, whose approval shall not be unreasonably withheld;

         (c) All communication between the Company and HSN will generally be coordinated through the two HSN dedicated employees for day to day operational matters and through HSN offices for other general operational matters. Any communication relating to the Company and its business in Japan will be coordinated by and through the Company;

         (d) The Company will reimburse preapproved reasonable and proper expenses, including salaries, relating to extended assistance requested by the Company from other HSN employees other than the two dedicated HSN employees. Extended assistance means 12 days of work, excluding travel days, in any 6 month period;

         (e) The timing of requests by the Company for assistance from other HSN employees is subject to mutual agreement of the Parties; and

         (f)     Neither Shareholder will hire employees of the other
                 Shareholder.

2.11 With regard to shipping any products direct from the United States of America to Japanese consumers in the Territory:

         (a)     HSN will be given reasonable notice;

         (b) Assistance given by HSN must be during times reasonably acceptable to HSN;

         (c) The volume of shipments must be approved by HSN (not to be unreasonably withheld) so as not to interfere with HSN's ongoing operations;

         (d) The Company must provide shipping labels to HSN unless otherwise agreed;

         (e) HSN will use a carrier designated by the Company and reasonably acceptable to HSN and the Company shall be responsible for payment, delivery, and all other matters directly related thereto; and




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         (f)    Any reasonable incremental costs properly incurred by HSN for such services will be paid by the Company within 30 days of the Company receiving an acceptable invoice from HSN.

2.12 HSN will use all reasonable endeavours to secure all on-air rights for products and related materials for the Territory. If HSN has these rights, it will provide these to the Company at no cost to the Company. In addition, HSN will provide at no cost to the Company, all audio, music, graphics, product B-roll, animated show opens, show titles, logos, and promotional materials that HSN has from time to time. Videos will be provided as and when agreed between HSN and the Company.

2.13 HSN will provide to the Company at no cost to the Company access to any promotion, production technology equipment or software that HSN owns so long as the technology access relates to television shopping. HSN must own any rights prior to sublicensing any technology to the Company.

2.14 The terms of this Clause 2 shall survive termination of the Shareholders Agreement and HSN shall continue to comply with such terms (irrespective of whether it remains a Shareholder or not) until this Agreement expires or terminates pursuant to Clauses 5 or 6.

2.15 HSN hereby agrees to indemnify and hold the Company harmless on demand from and against any and all costs, liabilities, obligations, losses, damages, penalties, actions, judgments, expenses and disbursements of any kind or nature whatsoever in any way relating to or arising out of this Clause 2.

2.16 The Company hereby agrees to indemnify and hold HSN harmless on demand from and against any and all costs, liabilities, obligations, losses, damages, penalties, actions, judgments, expenses and disbursements of any kind or nature whatsoever, which HSN suffers as a result of a default by the Company in complying with its direct contractual obligations to vendors and third party service providers under orders for goods and/or services (as appropriate) placed directly by the Company, or to customers of the Company in the Territory, provided that this Clause 2.16 shall not apply where HSN also has a contractual relationship with such vendor, third party service provider or customer and has not complied in full with its obligations to that vendor, third party service provider or customer or where HSN's actions or failure to act have caused or contributed to the Company's default.

2.17 Without prejudice to HSN's obligation to provide the Services, the Company shall:

         (a)   communicate its product selection to HSN promptly;

         (b) where it has any communication with HSN's vendors, communicate in a professional manner, provided that this Subclause shall not apply to a vendor with whom the Company is in dispute;

         (c) notify HSN promptly of any problems it encounters with the performance by HSN of HSN's obligations under this Clause 2
               (and for this purpose HSN shall inform the Company of the person or persons at HSN to whom such matters should be addressed and will keep the Company informed of any change); and





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         (d)     not intentionally do anything to frustrate the due performance by HSN of its obligations under this Clause 2.

3.       NAMES, LOGOS AND TRADEMARKS

3.1 So far as it proves necessary the Company grants HSN the right subject to the Company's prior approval to use the appropriate names and logos of the Company which the Company may designate as being appropriate for HSN carrying out the Services subject to HSN complying with any guidelines and conditions imposed by the Company relating to such use.

3.2 Clauses 3.4, 3.5 and 3.7 shall apply for the purposes of Clause 3.1 as if references to the Company therein were to HSN and vice versa and references to the HSN Trademarks were to the names and logos of the Company as referred to in Clause 3.1.

3.3 In consideration of the Company agreeing to pay the Fees to HSN, HSN hereby grants, to the Company for the duration of this Agreement (including any renewal of it whether in full or on some other basis) as follows:

         (a) the Company shall have a nontransferable, exclusive licence to use the HSN Trademarks in the Territory in connection with the Business;

         (b) the Company shall have a nontransferable licence to use the HSN Private Label Trademarks in the Territory in connection with selling HSN's private label products in connection with the Business, which licence shall be exclusive to the Company except to the extent that a licence or licences or other right to use the HSN Private Label Trademarks has been granted to the infomercial joint venture company established by the Parties and others; and

         (c) HSN hereby reserves all rights to the Trademarks, except as specifically granted herein to the Company, and HSN may exercise such reserved rights at any time.

3.4      Ownership of Trademarks
         The Company acknowledges and agrees that:

         (a) HSN is and shall at all times remain the exclusive owner of the Trademarks;

         (b)     it will not act inconsistently with HSN's ownership interests;

         (c) nothing in this Agreement shall give the Company any right, title or interest in the Trademarks other than the right to use the Trademarks on the terms of this Agreement;

         (d) it will not attack the validity of HSN's ownership of the Trademarks;

         (e) any goodwill arising solely out of the Company's direct use of the Trademarks shall inure to the benefit of HSN;




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         (f)     it shall not register (directly or indirectly) any trademark, trade name or logo identical or substantially similar to any Trademark. Any registration effected in contravention of this subclause shall be deemed conclusively to have been effected on behalf of HSN and upon request shall be transferred to HSN;

         (g) the nature and quality of all services rendered in conjunction with the Trademarks shall conform to reasonable quality and usage standards set by HSN;

         (h) it shall not use the Trademarks in connection with prescriptions, medications, or pornographic materials without the prior consent of HSN;

         (i) it shall at HSN's request submit samples of materials containing the HSN Trademarks to enable HSN to confirm that the Company's services conform to HSN's quality standards. Upon written notice from HSN, the Company shall take such steps as are reasonably necessary and which do not unreasonably delay or otherwise interfere with the Company carrying on the Business in the ordinary course to bring all services into conformance with HSN's quality standards; and

        (j) it will use the Trademarks in compliance with Applicable Law, and

        (k) it will use the Trademarks in a form approved by HSN (such approval not to be unreasonably withheld or delayed). Any requirement imposed by HSN as a condition of their approval shall be limited to matters necessary to ensure that the Company's use of the Trademarks complies with this Clause 3.4 and shall not be such as to cause any unreasonable interference or delay with the Company carrying on the Business in the ordinary course.

3.5     Infringement

        (a)     The Company agrees to notify HSN Of.

                (i) any unauthorized use or practice of the Trademarks by third parties as soon as practical after discovery by the Company of such third party use or practice;

                (ii) any legal action or claim alleging a violation of any of the Trademarks filed, threatened, or asserted against the Company; and

                (iii) any other act, matter or thing that has occurred or may occur in connection with the licence that the Company has knowledge of and that may adversely affect the interests of HSN in the Trademarks.

       (b) HSN shall have the right and discretion to bring, control, and compromise proceedings involving the Trademarks. HSN shall bear all costs of any such action and any damages or other relief obtained by HSN as a result of such claim shall be retained solely by HSN except to the extent that such damages are awarded in respect of the loss incurred by the Company.





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3.6    HSN shall use its best endeavors to secure for the benefit of the Company rights to use the trademark and trade name rights of vendors and third party service providers.

3.7    Termination

       Except as otherwise provided herein, upon termination or expiration of this Agreement, the Company will:

       (a)      discontinue all use of the HSN Trademarks;

       (b) cooperate where necessary with HSN to cancel records of the licences from all government records;

       (c) where practical destroy any retained printed or visual materials in its possession which include a portion of the HSN Trademarks; and

       (d) perform any act or execute any instrument reasonably necessary to vest in HSN all right, title and interest in and to the Trademarks and all goodwill associated therewith in the form reasonably requested by HSN

4.     FEES

4.1 Subject to HSN complying with its obligations in this Agreement and to Clauses 5 and 6 the Company agrees to pay to HSN from the date of this Agreement an all inclusive fee of twelve (12) instalments of Yen Thirty seven million five hundred thousand (Y37,500,000) each in arrears with the first payment due on the date being six (6) months after the date of this Agreement and each subsequent payment due on the date six months thereafter up to a total maximum amount of Yen Four Hundred and fifty million (Y450,000,000), which without limitation shall include:

       (i) all fees, expenses and other costs of any nature whatsoever incurred by HSN in providing the Services with the exception of payments under Clauses 2.9, 2.10 (a) and 2.10 (d); and


       (ii) any taxes payable by HSN in respect of any of its obligations under this Agreement or in respect of any costs, fees and expenses incurred by HSN in connection with this Agreement.

4.2 All payments by the Company shall be made net of any deduction for or on account of any taxes which the Company is required by Applicable Law to deduct. If such tax or amount in respect of tax must be deducted from any amounts payable or paid by the Company under this Agreement, the Company shall supply to HSN a tax credit, voucher or other receipt evidencing the deduction.

5.     TERM

       This Agreement shall continue in full force and effect (unless terminated pursuant to Clause 6 hereof) for a period of six (6) years from the date hereof (unless the Parties have agreed by the expiry of the fifth (5th) year from the date hereof that the





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         Agreement will continue for a longer period either in full or on some other basis) or if earlier until the Company ceases trading for whatever reason whereupon this Agreement will automatically terminate with neither Party having a claim against the other save for any breach by a Party prior to the date of termination.

6.       DEFAULT

6.1 Either Party may (without prejudice to its other rights and remedies) by notice in writing to the other Party terminate this Agreement at any time during the term of this Agreement if the other Party shall:

         6.1.1 have committed any material breach of any of its obligations hereunder and which such other Party shall not have remedied (or taken substantive steps to diligently rectify the same) within fifteen (15) days of receipt of written notification thereof, or

         6.1.2 go into receivership or liquidation or some analogous procedure,

         whereupon this Agreement win automatically terminate with neither Party having a claim against the other save for any breach by a Party prior to the date of termination.

6.2 Without prejudice to the rights of the Company under Clause 6.1 if HSN shall commit a breach of any provision of this Agreement in circumstances where there is a persistent lack of performance by HSN and/or where HSN fails to provide products or any of the Services to the Company on a timely basis or where the performance by HSN of its obligations under this Agreement is in the Company's opinion in any other way unsatisfactory then HSN shall, at its own cost, promptly make arrangements to rectify the problem in the manner requested by and satisfactory to the Company as dictated by the circumstances (e.g., provide for another shipment of the product by expedited transportation or by substitution of another substantially similar type of product for sale by the Company) and the Parties recognize that facts and circumstances surrounding each breach may vary but the Parties agree the following:

                 (i) HSN shall be responsible for paying all additional costs that may be incurred by it or the Company,

                 (ii) The Company may at any time in its discretion suspend payment of the Fees (or such proportion that the Company considers appropriate);

                 (iii) HSN shall also provide commercial remedies to the Company similar to those that it provides to its vendors or seeks from its vendors in the normal course of its business;

                 (iv) In the event that (other than set out in this Agreement) a remedy to the particular issue cannot be agreed within a fifteen (15) days of the issue arising, then the Presidents of HSN and the Company (or an authorized person designated by such Presidents) will attempt to negotiate a mutually acceptable agreement. In the event that no such agreement can be reached within a further period of ten (10) days then the Parties agree that the arbitration provisions set forth in Clause 13.2 shall be




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                          applicable with instructions to the arbitrators that
                          the panel may award the Company in its sole judgement and discretion any form of monetary penalty which it deems appropriate.

7.       REPRESENTATIONS AND WARRANTIES

7.1 Each of the Parties hereto represents warrants and undertakes to each other that:

         (a) it is a company duly incorporated and validly existing in all respects under the laws of the jurisdiction of its incorporation with full power and authority to own its assets and to carry on its business as it is now being conducted and no action has been taken or threatened (whether by it or any third party) for or with a view to its or their liquidation, receivership or analogous process; and

         (b) so far as it is aware having made reasonable enquiry no litigation or administrative or arbitration proceedings before or of any court, judicial, administrative or governmental authority, arbitrator(s) or other body is taking place, pending or threatened against it or against any of their respective assets which might have a material adverse effect on its business, assets, condition or operations taken as a whole, or might adversely affect its ability duly and punctually to perform and observe all its obligations hereunder.

8.       INVALIDITY

         Should any provision of this Agreement be or become ineffective for reasons beyond the control of the Parties, the Parties shall use reasonable efforts to agree upon a new provision which shall as nearly as possible have the same commercial effect as the ineffective provision.

9.       FORCE MAJEURE

9.1 On the occurrence of an event which would render compliance by a Party of its obligations under this Agreement:

         (a) illegal according to the law of any jurisdiction in which it is resident or incorporated or of the country in which performance of the obligation is to take place; or

         (b)     otherwise impossible to perform;

         and that event is also outside of that Partys control, its relevant obligations under this Agreement shall be suspended indefinitely until performance by that Party is no longer illegal or impossible (as the case may be), at which time that Party's obligations under this Agreement shall resume in full force and effect.

9.2 If the suspension under Clause 9.1 continues for a period of six (6) months or longer, either Party shall have the right to terminate this Agreement upon written notice to the other.




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9.3      The Party whose obligations are so suspended shall not be liable to the other Party for any breach of this Agreement resulting from its failure to perform those relevant obligations during the period of suspension.

10.      COSTS

         Each of the Parties hereto shall pay its own costs, charges and expenses connected with the preparation and implementation of this Agreement and the transactions contemplated by it.



11.      NOTICES

         Any notice or other communication given or made under this Agreement shall be in writing in English and, without prejudice to the validity of any other method of service, may be delivered via facsimile or personally or by courier addressed as follows:

         (a)   If to the Company:
               Jupiter Shop Channel Co;. Ltd.
               Tokyo Opera City Tower 35F
               20-2, Nishi-Shinjuku 3-chome
               Shinjuku-ku
               Tokyo 163-14
               Japan
               Attention: President
               Fax: 81-3-5353-7056

         (b)   If to HSN:
               2501 118th Avenue North, St. Petersburg
               Florida 33716
               U.S.A.
               Attention: President
               Fax: 813-573-0866

         or to such other address or facsimile number as the relevant addressee may hereafter by notice hereunder substitute.

12.      GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of Japan.

13.      DISPUTES

13.1 Other than as provided in Clause 6.2, in the event of a disagreement among the Parties, including a disagreement regarding this Agreement, or any breach thereof, each Party will use its best efforts to resolve such disagreement amicably and where applicable the Party in breach shall promptly take all reasonable steps to remedy such breach. If, at the end of fifteen(15) days from the occurrence of such disagreement or breach, no resolution has been reached the President of each Party or an authorized person designated by the President of each Party will meet to resolve the matter. If they, too,




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           are unable to reach a mutually agreeable resolution within thirty
           (30) days of the matter being referred to them, the matter will be arbitrated in accordance with Clause 13.2.

13.2 Any and all disputes with respect to which such authorized persons failed to reach a mutually agreeable resolution shall be finally settled by arbitration conducted in London under UNCITRAL Arbitration Rules by three (3) arbitrators (none of whom shall be Japanese or US citizens) in the English language. The award shall be final and binding upon the Parties.

14.        ENTIRE AGREEMENT

           This Agreement replaces, supersedes and cancels all other previous and contemporaneous arrangements, understandings, representations or agreements between the Parties either oral or written with respect to the subject matter of this Agreement and expresses and constitutes the entire agreement between the Parties.

15.        NO PARTNERSHIP/AGENCY

           Nothing herein contained shall be construed or deemed to constitute a partnership or joint venture between the Parties and save as expressly herein provided no Party shall hold itself out as the agent of the other.

16.        SURVIVAL OF PROVISIONS

           The expiry or earlier termination of this Agreement shall not operate to terminate any provisions which are expressed to continue in force thereafter.

17.        EXECUTION

           This Agreement may be executed in counterparts (which may be exchanged by facsimile transmissions) each of which shall be an original and which together shall constitute one document. Without prejudice to the foregoing, if this Agreement shall initially be exchanged by facsimile transmissions as aforesaid the Parties shall as soon as reasonably possible thereafter arrange for the signature and exchange of original signed copies of this Agreement.

18.        NO ASSIGNMENT

           No Party may assign its rights under this Agreement.

19.        WAIVERS, REMEDIES CUMULATIVE, AMENDMENTS, ETC.

19.1 No failure or delay by any of the Parties in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise by any of the Parties of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

19.2 The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.




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19.3       No provision of this Agreement may be amended, modified, waived, discharged or terminated, otherwise than by the express written agreement of the Parties nor may any breach of any provision of this Agreement be waived or discharged except with the express written consent of the Parties not in breach.

20.        ENGLISH LANGUAGE

           Where, this or any other English language agreement between the Parties or referred to herein is translated into Japanese for the convenience of the Parties or some of them the English language version hereof/thereof shall for all purposes be deemed to be the definitive and binding version thereof.

           IN WITNESS WHEREOF the Parties hereto have executed this Agreement on the date first written above.



           HOME SHOPPING NETWORK INC.,


           By its duly authorized executive officer

           Name:  /s/ Michael W.D. McMullen
                -------------------------------------

           Title: President
                 ------------------------------------

           JUPITER SHOP CHANNEL CO;. LTD.


           By its duly authorised executive officer

           Name:  /s/
                -------------------------------------

           Title: President
                 ------------------------------------




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